Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
Reporting Period:. Jan 1, 2008 - Jan 31, 2008

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

		Document	Explanation
REQUIRED DOCUMENTS	Form No.	Attached	Attached
Schedule of Cash Receipts and Disbursements	MOR-l	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-l (CON’T)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor		Date

Signature of Joint Debtor		Date

/s/ Laura Barlow	4,	March 2008
Signature of Authorized Individual*		Date
(on behalf of Sea Containers Ltd)

Laura Barlow		Chief Financial Officer
Printed Name of Authorized Individual		Title of Authorized Individual

/s/ Laura Barlow	4,	March 2008
Signature of Authorized Individual*		Date
(on behalf of Sea Container Services Limited)

Laura Barlow		Chief Financial Officer
Printed Name of Authorized Individual		Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.	FORM MOR
** As agreed with the US Trustee office, MORs will be filed the 30th after each Month	(9/99)

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, JANUARY 2008

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of January 31, 2008, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, and December 31, 2007.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the  purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•	Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•	List of all bank accounts detailing the bank, account description, account number, and month end book balance. Attestation that all bank reconciliations have been performed.

•	Balance Sheets for Each Debtor.

•	Schedules of the intercompany activity.

•	Income Statements for each Debtor.(1)

•	Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•	Schedule of Unpaid Post-Petition Debts.

•	Schedule of Accounts Receivable and Aging.

•	Debtor Questionnaire.

(1)    No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12  months.

In Re: Sea Containers Limited	Cash No:	06-1156 (KJC)
Reporting Dates: January 1 - January 31, 2008

Schedule of Cash Receipts and Disbursements

			Commerce		Bank of	Bank of	Societe	Societe	Commerce	Bank of	Bank of	Barclays
	JP Morgan	JP Morgan	Bank	JP Morgan	America	America	Generale	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 704	A/C 702	A/C 353	A/C 501	A/C 015	A/C 023	A/C N/A	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total
Cash beginning of month	36,975	26,552	40,992,943	60,133	384,209	(237)	553,010	3,269	47,824	9,905	1,822	497,501	42,613,906

Receipts
Insurance claim													0
Inter company receivable		12,873											12,873
Chassis Rental													0
Sale of ships									4,781,514				4,781,514
Foreign Exchange Revaluation	19,937				(23,581)				(1)				(3,645)
Interest Income	543		113,903	121	1,206		1,559	11					117,343
Sweep from SCS					(1,734,589)								(1,734,589)
Intra company sweep	(2,628)	511,128	(2,715,000)		1,462,409	229,091	(120,000)		615,000	20,000			0
Income received from Ge Seaco													0
Container Rental		2,015		4,430									6,445
Total Receipts	17,852	526,016	(2,601,097)	4,551	(294,555)	229,091	(118,441)	11	5,396,513	20,000	0	0	3,179,941

Disbursements
Net Payroll		9,000											9,000
Loan interest		21,528							1,101,275				1,122,803
Sales Use & Other Taxes													0
Inventory Purchases													0
Secured/Rental/Leases													0
Insurance													0
S, G & A costs	256	214,421		144	38	165,819			4,308,324	20	20		4,689,042
Selling													0
Other (Attach List)													0
Contra													0
Sweep to SCS													0
Transfers (To DIP Accts)													0
Intra company sweep													0
Professional Fees													0
U.S. Trustee Quarterly Fees													0
SC Treasury funding		315,000											315,000
Court Costs													0
Total Disbursements	256	559,949	0	144	38	165,819	0	0	5,409,599	20	20	0	6,135,845

Net Cash Flow (Receipts Less Disbursements)	17,596	(33,933)	(2,601,097)	4,407	(294,593)	63,272	(118,441)	11	(13,086)	19,980	(20)	0	(2,955,904)

Cash End of Month	54,571	(7,381)	38,391,846	64,540	89,616	63,035	434,569	3,280	34,738	29,885	1,802	497,501	39,658,002

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	6,135,845
Less: Transfers to Debtor In Possession Accounts	0
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	(10,000)
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	6,125,845

In Re: Sea Containers Services	Cash No: 06-11156 (KJC)
Reporting Dates: January 1 to January 31, 2008
Schedule of Cash Receipts and Disbursements in $USD
(Conversion rate: £ = $1.97)

	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	0	1,733	0	50,000	51,733

Receipts
Foreign exchange		(520)			(520)
Accounts Receivable					0
Interest receivable					0
Depoit repaid					0
Funding From SCL		1,734,589			1,734,589
Inter company receipt					0
Tax refund					0
Total Receipts	0	1,734,069	0	0	1,734,069

Disbursements
Net Payroll		554,397			554,397
Payroll Taxes					0
Other taxes					0
Rates					0
Secured/Rental/Leases					0
Pension		36,309			36,309
Administrative		1,205,059			1,205,059
Selling					0
Rent					0
Lease settlement					0
Owner Draw *					0
Transfers (To DIP Accts)					0
Sweep to SCL					0
Professional Fees					0
U.S. Trustee Quarterly Fees					0
Court Costs					0
Total Disbursements	0	1,795,765	0	0	1,795,765

Net Cash Flow (Receipts Less Disbursements)	0	(61,696)	0	0	(61,696)

Cash End of Month	0	(59,963)	0	50,000	(9,963)

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	1,795,765
Less: Transfers To Debtor In Possession Accounts	0
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	10,000
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	1,805,765

Reconciliation books to ledger	USD $
Cash in bank at the end of the month	(9,963)
Petty Cash	7,963
Balance per Sea Containers Services Financials January 31, 2008	(2,000)

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		Jan 31,	Oct 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$39,658,002	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.125 million	(8)	383,132	1,955,441
Due from related parties	(4)	678,431	13,481,857
Prepaid expenses and other current assets		994,315	1,718,439
Total current assets		41,713,880	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	143,546,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	221,581,242	197,742,498
Other assets	(7)	3,395,155	3,424,161
Total assets	(1)	$410,237,133	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007,September 30, 2007 and December 31, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate January 31, 2008, December 31, 2007, and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(2) The parent Company for the Sea Containers Group, Sea Containers Ltd, at January 31, 2008 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $504,380,414. This represents a gross intercompany receivable of $1,696,048,964 and a gross intercompany payable of $1,191,668,550. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd. but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd. and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement will take the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 is estimated to be $4,299,882 due from GE SeaCo to the Sea Containers group. The balance is, however, reduced by amounts received from GE SeaCo companies since June 30, 2007 and the net stipulated balance after receipt of cash was $665,851 at June 30, 2007 and is $678,431 at January 31, 2008, which represents the stipulated balance of $665,851 and transactions between SCL and GE SeaCo of $12,580.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd. on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, will assign any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd. and this will be accounted for through an adjustment to their inter-company balance with Sea Containers Ltd. and this anticipated treatment is reflected within this MOR. The company is in the process of obtaining the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the carrying value of SCL’s investment in GE SeaCo and reflects GE SeaCo’s year end financial statement for the year ended December 31, 2006, reported results for Quarters 1 to 3, 2007 (as to which certain adjustments have been made, as described below) and estimated results for Quarter 4, 2007 and January 2008.

GE SeaCo has asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $18m plus interest. The asserted claim is in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA. The validity and accuracy of the claim has yet to be assessed. GE SeaCo has withheld and has indicated it will continue to withhold monies that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA until it has retained the full amount that is claimed to be due to GE SeaCo. GE SeaCo has also reserved its rights to claim directly against SCL. SCL has not accepted the claim and the matter has gone to arbitration. The Q1 2007 results, as reported by GE SeaCo have, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo adjusted revenue would have increased by $6,718,000, and SCL would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

(7) $2,324,208 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at January 31, 2008. The loan notes will be amortised up to maturity (between March 2008 and June 2012) at a monthly rate of some $75,000. If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $1,070,947 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8) The Company has recently completed a full bad debt review. Prior to this review it was the Company’s policy to fully provide against all trade receivables. The Company now only provides a provision for specific bad and doubtful debts.

		Unaudited	Unaudited
		Jan-31	Oct-15
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$10,890,523	$3,372,476
Accrued expenses	(14)	69,398,067	22,843,429
Current portion of long-term debt	(12), (14)	173,372,703	25,926,107
Current portion of senior notes	(14)	385,464,350	384,938,936
Total current liabilities		639,125,643	437,080,948

Total shareholders’ equity	(11)	(228,888,510)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10), (13)	$410,237,133	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007,September 30, 2007 and December 31, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate January 31, 2008, December 31, 2007, and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(10) On July 3, 2007, the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers estate. Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve of $69 million for certain potential pension scheme liabilities in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd has withdrawn its appeal against the Financial Support Direction (FSD). Sea Containers Ltd considers that the settlement will adequately address any FSD and that the current legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, will be seeking approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval. The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Ltd as it is still subject to documentation and regulatory approvals.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(11)  Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes, which was undrawn as at January 31, 2008, for the duration of the Chapter 11 case.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $61,625,410 and the total accrual within this MOR for interest on the current portion on long term debt is $4,102,137. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
			For the period
		One Month Ended	Oct 16, 2006 to Jan 31,
	Note	Jan 31, 2008	2008

Revenue	(16)	$2,451,833	$34,970,662

Costs and expenses:
Operating income		—	5,948,939
Selling, general and administrative expenses	(19)	(1,171,148)	(51,466,482)
Professional fees	(18)	(4,094,101)	(37,904,206)
Charges against intercompany accounts	(17)	(104,214,620)	165,579,262
Impairment of investment in subsidiary companies	(17)	62,183,442	(109,762,138)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		(47,296,427)	(44,145,890)

Loss on sale of assets		—	(1,911,437)

Operating loss		(44,844,594)	(11,086,665)

Other income (expense)
Investment income		117,358	8,472,003
Foreign exchange losses		19,496	(358,500)
Interest expense, net of capitalized interest		(4,873,280)	(61,634,041)

Loss before taxes		(49,581,020)	(64,607,203)

Income tax expense	(20)	(135,150)	(8,518,664)

Loss after taxes	(13)	$(49,716,170)	$(73,125,867)

(15)  Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007,September 30, 2007 and December 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate January 31, 2008, December 31, 2007, and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(16)  Revenue, in respect of Sea Containers Ltd’s equity interest in GE SeaCo totals $2,054,083 for the month which is GE SeaCo’s estimated results for January 2008. Revenue also includes income of $397,750 for the company’s joint venture of the pool fleet with GE SeaCo for the month which is an estimate of January 2008 results. GE SeaCo is expected to report audited results for the 12 months to December 31, 2007 in March 2008.  Consequently, the estimates of GE SeaCo’s financial performance for the period Oct 16, 2006 to January 31, 2008 included in this MOR are expected to be adjusted when actual results for the 12 months ended December 31, 2007 are known.

(17)  Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to an increase in the net receivable balance due from group companies in the month, which have been written back in accordance with note 3. The main variances are due to foreign exchange movements, the recharging of professional fees, the transfer of proceeds on the sale of the Finnjet and the redemption of the share capital of a subsidiary company.

Following the US bankruptcy court approval on July 16, 2007, in late December 2007, Sea Containers Finance Ireland Limited (“SCFI”), a direct subsidiary of Sea Containers Ltd, undertook, by way of an assignment agreement, the return of capital to Sea Containers Ltd. SCFI assigned the benefit of a facility agreement it had with Ferry and Port Holdings Limited, a fellow Sea Containers group company, in consideration for which Sea Containers Ltd returned all but one share of its total shareholding in SCFI. As mentioned in note 2, Sea Containers Ltd makes full provision for its investments in subsidiaries except where specifically noted and, therefore, has released the provision previously made in relation to its investment in SCFI, which has resulted in a credit of $62,183,442 in this operating statement.

(18)  During the month the review of the allocation of professional fees between Sea Containers Ltd and Sea Containers Services Ltd (and other Group companies) for the period January 1 2006 to September 30 2007 was completed. The allocation of professional fees for  the period October 1 to December 31 2007, is under review.

Included as ‘Professional fees’ within the December Monthly Operating Report was a cumulative total of $56,293,694. During January 2008, an additional $4,094,101 has been expensed by Sea Containers Ltd. The cumulative total for the period October 16 2006 to January 31 2008 has been reduced by a recharge of $22,483,589 to other Group companies including $17,866,757 recharged to Sea Containers Services Ltd. The total adjustment credited to the reserves of Sea Containers Ltd is $25,666,589 which includes $3,183,000 of pre petition non Chapter 11 related professional fees more appropriately allocated to Sea Containers Services Ltd.

In December 2007, a decision reached by an arbitrator regarding litigation between Sea Containers Ltd and General Electric, awarded reimbursement of costs to the benefit of Sea Containers Ltd. Once the costs have been assessed and received they will be credited against professional fees in the Statement of Operations.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(19)  Selling, general and administrative expenses, for January 2008, includes a recharge of costs via a management fee from Sea Containers Services Limited of $995,000.

(20)  The previously reported “ discussion with the fiscal authority”  was a settlement negotiation for additional UK tax liabilities for GE SeaCo for fiscal periods up to and including December 31, 2005. This matter has been resolved at amounts similar to that provided by GE SeaCo in their estimated results for the 12 months ended December 31, 2007.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		January 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$(2,000)	$274,533
Trade receivables		16,842	419,162
Due from related parties (GE SeaCo)	(3)	671,561	4,805,049
Prepaid expenses and other current assets		2,605,321	14,242,003
Total current assets		3,291,724	19,740,747

Fixed assets, net		24,966	3,410,461

Investments		2,650,462	2,515,920
Intercompany receivables	(2)	32,094,836	29,746,215
Other assets		0	14,975
Total assets	(1)	$38,061,988	$55,428,318

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007,September 30, 2007 and December 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate January 31, 2008, December 31, 2007, and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $32,094,836. This represents gross intercompany receivables of $112,048,876 and gross intercompany payables of $79,954,040. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (6) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd, but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Limited and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement will take the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 is estimated to be $4,299,882 due from GE SeaCo to the Sea Containers group. The balance is, however, reduced by amounts received from GE SeaCo companies since June 30, 2007 and the net stipulated balance after receipt was $665,851 at June 30, 2007 and is $678,431 at January 31, 2008, which represents the stipulated balance of $665,851 and transactions between SCL and GE SeaCo of $12,580.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd. on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, will assign any receivable or payable balances that they held with any GE SeaCo company at June 30, 2007 to Sea Containers Ltd and this will be accounted for through an adjustment to their inter-company balance with Sea Containers Ltd and this anticipated treatment is reflected within this MOR. We are in the process of obtaining the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo and expect to do so in due course.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $671,561 in respect of Q4 S,G&A services provided to GE SeaCo for which payment has not yet been received.

		Unaudited	Unaudited
		January 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$736,094	$1,198,421
Accrued expenses		1,098,762	5,736,956
Current portion of long-term debt		1,499,842	1,807,527
Total current liabilities		3,334,698	8,742,904

Total shareholders’ equity		34,727,290	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$38,061,988	$55,428,318

(4) This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007,September 30, 2007 and December 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate January 31, 2008, December 31, 2007, and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(5) On July 3, 2007 the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of  the two Pension Schemes to agree the amount of their claims against the Sea Containers estate. Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve of $69 million for certain potential pension scheme liabilities in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd has withdrawn its appeal against the Financial Support Direction (FSD).  Sea Containers Ltd considers that the settlement will adequately address any FSD and that the current legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, will be seeking approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(6) As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	Jan 31, 2008	to Jan 31, 2008

Revenue		$1,009,298	$44,113,509

Costs and expenses:
Selling, general and administrative expenses		(463,003)	(32,646,896)
Professional fees	(8)	(473,052)	(22,690,769)
Depreciation & amortization		(2,403)	(3,359,917)
Total costs and expenses		(938,459)	(58,697,581)

Gains on sale of assets		—	28,517

Operating income/(loss)		70,839	(14,555,556)

Other income (expense)
Interest income		—	9,962
Foreign exchange gains or (losses)		349	(169,438)
Interest expense, net of capitalized interest		(14,290)	(268,971)

Income/(loss) before taxes		56,898	(14,984,003)
Income tax credit	(9)	—	2,514,974
Net income/(loss)	(7)	$56,897	$(12,469,029)

(7) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007,September 30, 2007 and December 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate January 31, 2008, December 31, 2007, and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(8) As at January 31, 2008 professional fees totalling $22,690,769 have been expensed. During the month $473,052 was expensed.

During the month the review of the allocation of professional fees between Sea Containers Ltd and Sea Containers Services Ltd (and other Group companies) for the period January 1, 2006 to September 30, 2007 was completed. The allocation of professional fees, for the period October 1 to December 31, 2007, is under review.

As a result of this review, a total of $21,049,757 of costs previously charged to Sea Containers Ltd has been recharged to Sea Containers Services Ltd. Of this amount, $17,866,757 relates to professional fees arising as a result of the Chapter 11 process and is now included within the total professional fees of $22,690,769. An additional $3,183,000 of pre petition non Chapter 11 related professional fees have also been charged to the reserves of Sea Containers Services Ltd.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(9) The income tax credit for the period October 16, 2006 to January 31, 2008 consists of current tax credit of $2,514,974.

As part of a review of the allocation of professional fees, the carrying value of the estimated current tax credit in the statement of operations is under review.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		January 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—

Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		January 31	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses			—
Current portion of long-term debt			—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)

Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of January 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	January 31	December 31
	2008	2007	Movement
	$	$	$
Receivable

SC British Isles	121,376,286	122,601,009	(1,224,723)
Fairways and Swinford	124,094	0	124,094
SC Services	75,841,910	54,805,324	21,036,586
GNER Holdings	1,679,403	0	1,679,403
SC America Inc	8,441,463	8,443,801	(2,338)
SPC	100,714,205	100,619,825	94,380
SC Brasilia	10,554,575	10,554,575	0
SC Australia	160,307	0	160,307
Mobilbox	182	182	0
Strider 2	4,222,504	4,222,504	0
Vessel Holdings 3	7,644,985	7,644,985	0
Strider 9	1,938,178	1,938,178	0
Strider 10	8,821,179	8,821,179	0
Hyde Park Containers	7,199	7,360	(161)
Melbourne Park containers	5,685	5,534	151
IRS NZ	3,805	4,138	(333)
Cooltainers	25	25	0
Technitank	600,000	600,000	0
Boxer 2	2,731,302	2,731,302	0
Boxer 3	13,419,698	13,419,698	0
Contender 1	36,712,498	36,712,498	0
West Australia Line	1,222,855	1,222,855	0
Seacat Limited	399,069	414,366	(15,297)
SC Ropax	3,302,490	3,286,128	16,362
Fast Ferries Ltd	6,654,196	6,721,751	(67,555)
Nagara Tam	854,524	854,524	0
Nagara Ltd	1,052,675	1,052,675	0
Seafast Management Services	63,965	63,965	0
Paulista Containers	26,259,964	25,999,963	260,001
CMCI	2,615,747	2,611,781	3,966
Brasiluvas Agricola	3,410,107	3,392,898	17,209
SC Properties	10,217,854	10,217,854	0
Vessel Holdings	2,390,777	2,390,777	0
Ferry & Port Holdings	995,399,128	921,479,113	73,920,015
SC Ferries	18,314	0	18,314
SeaCat 2	16,829,243	16,829,243	0
SeaCat 4	16,152,868	16,152,868	0
Expressnavigation	145,908	0	145,908
SC Mauritius	39,229	52,102	(12,873)
Freight containers India	18	18	0
Super SeaCat 1	20,435,204	20,337,170	98,034
Super SeaCat 2	25,593,467	25,555,343	38,124
Super SeaCat 3	8,714,312	8,261,506	452,806
Super SeaCat 4	13,090,509	12,637,702	452,807
SeaCat Ltd	17,212,321	17,212,321	0
SC Finland (Ex Silja Holdings)	76,402,071	75,291,290	1,110,781
SeaCat 6	8,569,966	8,569,966	0
SeaCat 7	11,774,337	11,774,337	0
SC Opera	0	449,502	(449,502)
SC Finnjet	15,646,991	20,428,505	(4,781,514)
SC Treasury	16,225,828	15,874,503	351,325
SC Estonia	355,544	11,961	343,583
	1,696,048,964	1,602,279,104	93,769,860

	January 31	December 31
	2008	2007	Movement
	$	$	$
Payable

Illustrated London News	(19,673,076)	(19,993,179)	320,103
Super SeaCat Italia	(130)	(130)	0
SC Italia Holdings	(66,621)	(66,621)	0
SC Chartering	(58)	(58)	0
Yorkshire Marine Containers	(12,278,629)	(12,413,503)	134,874
SC Australia	0	(2,337)	2,337
SC Iberia	(6,433,447)	(6,289,135)	(144,312)
IRS pte	(10,333)	(9,732)	(601)
SC UK	(1,002,893,345)	(1,013,075,003)	10,181,658
Burginhall 818	(39,402)	(39,802)	400
Contender 2	(5,116,079)	(5,116,079)	0
Atlantic Maritime Services	(2,591,280)	(2,591,280)	0
SeaCo Parts Inc	(45,451)	(45,451)	0
SC Asia Pte	(2,142)	(2,142)	0
Marine Container Insurance	(12,503,610)	(12,453,610)	(50,000)
Societe Bananiere De Motobe	(808,713)	(808,713)	0
SC Holdings	(17,964,573)	(18,146,954)	182,381
SC Ports & Ferries	(80,676,352)	(80,680,292)	3,940
Liverpool Dublin	(42)	(42)	0
Hoverspeed GB	(3,132,273)	(3,164,072)	31,799
SC Finland Services	(21,421,463)	(21,251,376)	(170,087)
SC Finance Ireland	(6,011,531)	(5,963,799)	(47,732)
	(1,191,668,550)	(1,202,113,310)	10,444,760

Net	504,380,414	400,165,794	104,214,620

Sea Containers Services Limited

Intercompany Balances

	USD 1.97	USD 1.99
	31 Jan	31 Dec		Movement
	2008	2007	Movement	@ USD 1.97
	£	£	£	$
Receivable

SC British Isles	23,727,556	23,727,556	—	—
Ferry & Port Holdings (incl ILN)	278,850	120,112	158,738	312,714
GNER	35,665	35,665	—	—
GNER Holdings	12,262	12,262	—	—
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,106,987	5,104,327	2,660	5,240
SC Maritime	1,114,664	1,114,664	—	—
PCML	7,672	7,672	—	—
Periandros	479,948	476,615	3,333	6,566
Newhaven Marina	192,714	192,714	—	—
SC House Management	151,733	168,483	(16,750)	(32,998)
SC America Inc	29,112	29,112	—	—
SC Railway Services	66,809	66,809	—	—
Superseacat Italia	92,707	0	92,707	182,633
Insurance Premiums to be recharged	0	208	(208)	(410)

	56,877,602	56,637,122	240,480	473,746

Payable

SCL	(38,486,516)	(27,528,459)	(10,958,057)	(21,587,372)
SC Property Services	(1,645,573)	(1,645,573)	—	—
Fairways & Swinford	(112,821)	(112,821)	—	—
SC Treasury	(28,544)	(31,264)	2,720	5,358
SC Finland	(312,353)	(312,353)	—	—

	(40,585,807)	(29,630,470)	(10,955,337)	(21,582,014)

	16,291,795	27,006,652	(10,714,857)	(21,108,268)

	$	$
Receivable	112,048,876	112,707,873

Payable	(79,954,040)	(58,964,635)

	32,094,836	53,743,237

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	January 31, 2008

Accounts Receivable Reconciliation and Ageing

		$

Total accounts receivable at the beginning of the reporting period		1,491,436

Add	Amounts billed during the period	197,561

Less	Amounts collected during the period	(181,213)

Other movements		(42)

Total accounts receivable at the end of the reporting period		1,507,742

Accounts Receivable Ageing

0 - 30	days old	6,229

31 - 60	days old	8,595

61 - 90	days old	30,272

91 +	days old	1,462,646

Total accounts receivable		1,507,742

Amounts considered uncollectible (net)		(1,124,610)

Accounts receivable net		383,132

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	January 31, 2008

Accounts Receivable Reconciliation and Ageing

		$

Total accounts receivable at the beginning of the reporting period		16,230

Add	Amounts billed during the period	774

Less	Amounts collected during the period	0

Other movements - Foreign exchange		(162)

Total accounts receivable at the end of the reporting period		16,842

Accounts Receivable Ageing

0 - 30	days old	774

31 - 60	days old	16,068

61 - 90	days old	0

91 +	days old	0

Total accounts receivable		16,842

Amounts considered uncollectible (net)		0

Accounts receivable net		16,842

Sea Containers Ltd

Post Petition Aged Creditors listing

As at January 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	365,433	1,762	—	45,226	412,421

Professional fees	8,930,044	1,048,519	—	459,034	10,437,597

	9,295,477	1,050,281	—	504,260	10,850,018

Professional fees are made up as follows:

AP Services	381,664	—	—	—	381,664
Appleby	137,670	—	—	—	137,670
Bingham McCutchen	298,712	364,009	—	86,672	749,393
Carter Ledyard and Milburn	326,517	—	—	—	326,517
Conyers Dill and Pearman	15,938	—	—	—	15,938
Houlihan Lokey Howard	991,440	—	—	—	991,440
Kirkland and Ellis	2,642,137	—	—	—	2,642,137
Kroll	918,546	173,100	—	—	1,091,646
Morris Nichols	56,551	79,799	—	—	136,350
Pepper Hamilton	22,521	8,812	—	—	31,333
Pricewaterhouse Coopers	2,465,630	8,488	—	—	2,474,118
Reed Smith Richards Butler	82,578	29,702	—	—	112,280
Sidley Austin	11,798	—	—	372,362	384,160
Warren H Smith and Assoc	153,707	—	—	—	153,707
Willkie Farr & Gallagher	278,775	384,609	—	—	663,384
Young Conaway	145,860	—	—	—	145,860

	8,930,044	1,048,519	—	459,034	10,437,597

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at January 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	352,102	1,556	1,074	23,502	378,234

Professional fees	—	—	—	7,608	7,608

	352,102	1,556	1,074	31,110	385,842

Professional fees are made up as follows:

Collinson Grant	—	—	—	7,608	7,608

	—	—	—	7,608	7,608

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X